Exhibit 10.1

Lock-Up Agreement

March 1, 2018

The undersigned hereby agrees that, without the prior written consent of Westmountain Company ("the Company"), the undersigned will not, during the period commencing on the date hereof and ending two years after the date hereof(the "Lock-Up Period "), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Warrants, or the common shares underlying the Warrants held by the undersigned as of the date of this Agreement (the "Securities") or any other shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock held by the undersigned, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, with the Securities, the "Lock-Up Securities"); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities , whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise;; or (3) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Company in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, "family member" means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution or (d) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any majority equity holder, officer, director, managing member or manager of the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of this lock-up agreement, (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made, and (iv) the Securities are not transferred to a direct competitor of the Company. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's Lock-Up Securities except in compliance with this lock-up agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date hereof to and through the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

Exhibit 10.1 Lock-up Agreement -- Page 1

Notwithstanding the foregoing, the undersigned may offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of up to Fifteen Percent (15%) of the Securities beginning August 16, 2018 and ending February 16, 2019, and Twenty Percent (20%) of the Securities beginning February 17, 2019and ending August 16, 2019, and Thirty Percent (30%) of the Securities beginning August 17, 2019 and ending February 16 , 2020. After February 17 tl•, 2020 the undersigned is free to offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of remaining shares.

Aug 16, 2018-Feb 16, 2019	15%
Feb 17, 2019-Aug 16, 2019	20%
Aug 17, 2019-Feb 16, 2020	30%
Feb 17,2020	Free to sell

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restriction s shall be equally applicable to any issuer-directed or " friends and family" Securities; and (ii) the undersigned agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the undersigned will notify the Company of the impending release or waiver. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Securities, as applicable; provided that the undersigned does not transfer the Securities acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called" I0b5- I" plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

The undersigned understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

Very truly yours,

(Name - Please Print)

(Signature)

(Title)

(Address)

Exhibit 10.1 Lock-up Agreement -- Page 2